SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

______________

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2008

Optimal Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada

(State or Other Jurisdiction of Incorporation)

0-28572	98-0160833
(Commission File Number)	(IRS Employer Identification No.)

3500 de Maisonneuve Blvd. W., 2 Place Alexis-Nihon, Suite 800, Montreal, Quebec, Canada H3Z 3C1

(Address of Principal Executive Offices, Including Zip Code)

(514) 738-8885

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 5, 2008, Optimal Payments Inc., Optimal Payments Corp., Optimal Payments Limited and Optimal Payments (Ireland) Limited (collectively, “Optimal Payments”), all wholly owned subsidiaries of Optimal Group Inc. (the “Registrant”), entered into an asset purchase agreement (the “Agreement”) with 7012985 Canada Inc., an affiliate of Card One Plus Ltd. Pursuant to the Agreement, Optimal Payments has agreed to sell to 7012985 Canada Inc. or its designees (the “Purchaser”), substantially all of the assets of Optimal Payments used exclusively in its business of processing payments for “card-not-present” transactions.

The Agreement provides that the aggregate purchase price to be paid by the Purchaser is US$7.0 million plus the assumption of certain liabilities. In the event that consent to the assignment of a certain service agreement is not received on or prior to the closing date, the aggregate purchase price would be US$6.5 million. The purchase price is subject to a post-closing working capital adjustment. Upon closing of the transaction, Optimal Payments shall pay to the Purchaser US$850,000 in connection with the assumption by the Purchaser of certain liabilities that would not otherwise be assumed by the Purchaser.

The Closing is expected to occur on August 29, 2008.

The Closing is subject to customary conditions, including the truth and accuracy of representations made by Optimal Payments and the Purchaser, the performance of all obligations and covenants under the Agreement, the receipt of certain third-party consents and approvals, and the non-occurrence of material adverse effects between the date of the execution of the Agreement and the Closing.

The Agreement, which is being filed to provide investors with information regarding its terms, contains various representations and warranties of Optimal Payments and the Purchaser. The assertions embodied in the representations, warranties and covenants were made for purposes of the Agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Accordingly, investors should not view the representations and warranties contained in the Agreement as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the Agreement and should not rely on them as such. Investors should read the Agreement together with the other information concerning the Registrant contained in reports and statements that the Registrant files with the Securities and Exchange Commission.

The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

2.1

Asset Purchase Agreement dated August 5, 2008. All disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2008	Optimal Group Inc. (Registrant)
	By:	/s/ Holden L. Ostrin
Name: Holden L. Ostrin
Title: Co-Chairman

Exhibit Index

Exhibit Number	Description

2.1

Asset Purchase Agreement dated August 5, 2008. All disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.